Exhibit 99.1

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jocelyn Johnson	+ 1 (202) 295-4212
+ 1 (202) 295-4299	investor.relations@cogentco.com
jajohnson@cogentco.com

Cogent Launches Notes Offering

WASHINGTON, D.C. June 18, 2019 — Cogent Communications Holdings, Inc. (NASDAQ: CCOI) (“Cogent Communications”) today announced that Cogent Communications Group, Inc. (“Cogent”), a wholly owned subsidiary of Cogent Communications, intends to commence an offering of €135,000,000 aggregate principal amount of senior notes due 2024 (the “Notes”) to be offered and sold only to persons reasonably believed to be qualified institutional buyers in an unregistered offering pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”) and to certain non-U.S. persons in transactions outside the United States in compliance with Regulation S under the Act. The Notes will be guaranteed by Cogent’s domestic subsidiaries, subject to certain exceptions, and by Cogent Communications. The Notes and the guarantees will be unsecured and Cogent Communications will not be subject to the covenants under the indenture governing the Notes. If the offering is consummated, Cogent expects to use the proceeds from the offering for general corporate purposes and/or to repurchase Cogent Communications’ common stock or to pay special or recurring dividends to Cogent Communications’ stockholders. There can be no assurance that the issuance and sale of the Notes will be consummated.

The information in this release does not constitute an offer to sell or a solicitation of an offer to buy any of the Notes. The Notes offering is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful. The Notes offered have not been registered under the Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP. Cogent Communications specializes in providing businesses with high speed Internet access, Ethernet transport, and colocation services. Cogent Communications’ facilities-based, all-optical IP network backbone provides services in over 200 markets globally.

Cogent Communications is headquartered at 2450 N Street, NW, Washington, D.C. 20037. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this release are based upon the current beliefs and expectations of Cogent Communications’ management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including, among others, future economic instability in the global economy, which could affect spending on Internet services; the impact of changing foreign exchange rates (in particular the Euro to US dollar and Canadian dollar to US dollar exchange rates) on the translation of Cogent Communications’ non-US dollar denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the United States Universal Service Fund on the basis of Cogent Communications’ Internet revenue; changes in government policy and/or regulation, including rules regarding data protection, cyber security and net neutrality; increasing competition leading to lower prices for Cogent Communications’ services; Cogent Communications’ ability to attract new customers and to increase and maintain the volume of traffic on its network; the ability to maintain Cogent Communications’ Internet peering arrangements on favorable terms; Cogent Communications’ ability to renew its long-term leases of optical fiber that comprise its network; Cogent Communications’ reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of Cogent Communications’ network on the quality and dependability of third-party fiber providers; Cogent Communications’ ability to retain certain customers that comprise a significant portion of its revenue base; the management of network failures and/or disruptions; outcomes in litigation; and risks related to the offering of the Notes, including that such transaction may not be consummated, as well as other risks discussed from time to time in Cogent Communications’ filings with the Securities and Exchange Commission, including, without limitation, Cogent Communications’ Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and Cogent Communications’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. Cogent Communications undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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